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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (date of earliest event reported): APRIL 15, 2004

                       HAIGHTS CROSS COMMUNICATIONS, INC.
               (Exact name of registrant as specified in charter)

         DELAWARE                  333-109381                    13-4087398
(State or other jurisdiction   (Commission file number)          (IRS employer
    of incorporation)                                        identification no.)

                          10 NEW KING STREET, SUITE 102
                          WHITE PLAINS, NEW YORK 10604
               (Address of principal executive offices) (Zip code)

               Registrant's telephone number, including area code:
                                 (914) 289-9400

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

            As previously reported on Form 8-K filed with the Securities and Exchange Commission on April 19, 2004, on April 15, 2004, Haights Cross Communications, Inc., through its subsidiary Triumph Learning, LLC, acquired substantially all of the assets of Buckle Down Publishing Company, a publisher of test preparation materials for high-stakes state tests and a wholly owned subsidiary of Profiles Corporation. The consideration for the acquisition consisted of $24.0 million in cash, which is subject to a post-closing working capital adjustment, and $3.5 million face amount of Haights Cross Communications, Inc.'s Series C preferred stock, of which shares with a face amount of $2.0 million were deposited in an escrow account to secure the indemnification obligations of the seller.

            This Form 8-K/A amends the Current Report on Form 8-K filed on April 19, 2004 to include Item 7(a) Financial Statements of Business Acquired and Item 7(b) Pro Forma Financial Information.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

      (a)   Financial Statements of Business Acquired.

            The required financial statements of Buckle Down Publishing Company are attached hereto as Exhibit 99.1 and are incorporated in their entirety herein by reference.

      (b)   Pro Forma Financial Information.

            The required pro forma financial information is attached hereto as
Exhibit 99.2 and is incorporated in its entirety herein by reference.

      (c)   Exhibits.

            99.1 Audited financial statements for Buckle Down Publishing Company for the fiscal years ended December 31, 2001, 2002 and 2003.

            99.2 Pro forma unaudited consolidated financial statements as of and for the year ended December 31, 2003.

                                       2

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                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      HAIGHTS CROSS COMMUNICATIONS, INC.

Date:  May 10, 2004                   By:  /s/ Paul J. Crecca
                                          --------------------------------------
                                           Paul J. Crecca
                                           Chief Financial Officer, Executive
                                           Vice President and Treasurer

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                                  EXHIBIT INDEX

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
Exhibit No.                               Description
-----------                               -----------
       99.1 Audited financial statements for Buckle Down Publishing Company for the fiscal years ended December 31, 2001, 2002 and 2003.

       99.2 Pro forma unaudited consolidated financial statements as of and for the year ended December 31, 2003.
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